RIFT

Where cyber space meets physical space

WWW.RIFTCYBER.COM

MAKING THE INVISIBLE VISIBLE



CYBERSPACE
RIFT
PHYSICAL SPACE

- Wireless signals form an invisible layer that blankets every space.
- "The Rift" is the interface where cyberspace overlays physical space.
- Most environments are unaware, unmapped, and unverified.
- Rift technology reveals, maps, and utilizes this hidden infrastructure.
- Enables a new class of location-aware, Authenticity-aware, context-sensitive applications.

THE PROBLEM OF CYBER FOR PHYSICAL


BLIND
BRITTLE
UNVERIFIABLE
EXPENSIVE

- Blind: Traditional systems can't see or track the invisible wireless environment. No visibility into electromagnetic activity or device presence.
- Brittle: Infrastructure fails when unexpected wireless devices appear or signals degrade. No resilience to spoofing, jamming, or unauthorized signals.
- Unverifiable: No independent way to confirm physical presence or location accuracy. Reliance on spoofable systems like GPS or unsecured Wi-Fi.
- Expensive: Augmented reality Locations beacons are expensive. Securing and auditing physical-digital intersections requires custom hardware and manual processes. High costs for reliable situational awareness, especially in critical environments.

WHAT IS THE RIFT?


THE RIFT IS THE INVISIBLE INFRASTRUCTURE OF WIRELESS DEVI-CES WHERE CYBERSPACE INTERSECTS WITH PHYSICAL SPACE

- This invisible infrastructure is built on a scaffolding of crisscrossing communications, beacons, and residual, electronic "noise" that humans have been putting in the air for over a hundred years, since 1887 when Heinrich Hertz generated the first radio waves in a lab.
- We have created tech to reuse and recycle those electronic signals into location beacons, authenticity tags, identification tags, and non-repudiation markers. We do not need to generate new ones.

THE IGNORED INFRASTRUCTURE OPPORTUNITY



- Billions of ambient signals go unused every second.
- Every building, street, and object emits invisible metadata.
- No system today captures or maps this data at scale.
- Rift recycles "electronic noise" into usable, monetizable infrastructure.

HOW RIFT TECHNOLOGY SOLVES THIS


(((OK)))

- Continuously mapping the wireless layer in physical space.
- Converting ambient signals into actionable location data.
- Compounding signals for enhanced identity.
- Tracking signals for assuring authenticity.
- Enabling authentication, detection, and real-time alerts.
- Creating a persistent cyberphysical map accessible via API.

APPLICATIONS ACROSS SECTORS


SECURITY

- Security: Detect unauthorized devices or location spoofing.
- Logistics: Validate presence, track movements across zones.
- Defense: Harden situational awareness, track electronic movement.
- AR/VR: Pin content to real-world coordinates without beacons.
- Smart Cities: Map and manage telecommunications infrastructure at scale.
- Entertainment: Anchor digital experiences (music, video, games) to real-world locations.
- Cryptocurrency: Earn and spend tokens for mapping, securing, or personalizing areas of the Rift.
- Retail: Enable location proof without exposing identity; zero-knowledge verification for presence.

MAPPING THE INVISIBLE



- Real-time, crowdsourced map of the ambient wireless environment.
- Works indoors, underground, and in GPS-denied areas.
- Uses contextual signal presence instead of fixed Earth coordinates.
- Devices and users continuously verify and expand the map through passive motion.
- Functions with $1m^2$ cyberphysical granularity.
- Enables location-aware apps where GPS fails: secure facilities, tunnels, subways, cruiseship mappings, dense urban cores.

HOW IT WORKS



- Plug-and-play SDK integrates with existing apps.
- Captures ambient signal patterns and contributes to the evolving Rift Map.
- Works without custom hardware, just software and sensors already in use.
- Tiered capabilities:
    - Standard: Passive mapping + verification.
    - Advanced: Active detection + localization for security & logistics.
    - Military-grade: Hardened for defense, search, and covert ops.
- API + Marketplace enable third-party developers to launch Rift-native apps and services.

NEW OWNERSHIP MODELS



- Users can claim and personalize mapped regions.
- Attach digital assets- music, video, notes- to real locations.
- "Rifting" earns tokens by exploring and mapping new areas.
- Token economy enables private, rentable, or tradable cyber-locations.

COMPETITIVE ADVANTAGE / WHY NOW?


COMPETITIVE ADVANTAGE / WHY NOW?
GPS

- No direct competitors mapping signal infrastructure at scale.
- AI, 5G, AR, and IoT demand trustworthy context + location data.
- Security needs are rising- GPS is no longer sufficient.
- Rift uniquely blends real-time mapping, verification, and monetization.

GO-TO-MARKET STRATEGY


SECURITY

- Focus on security providers And logistics firms.
- Release app-portunities, basic apps that provide straight-forward services for the purpose of showing what rift can do
- Expand into dating, entertainment, gambling, and retail.
- Launch Rift-enabled API marketplace and user toolkit.
- Offer blockchain-based tokens for mapping as proof of work, and marketplace to buy deeds to cyber property, naming of properties
- Provide defense services for police and military

BUSINESS MODEL



- Services in security and entertainment.
- API access: SaaS-style licensing for enterprise use.
- Token rewards + transaction fees for Rift-based content.
- Premium features: advanced analytics, threat detection, localization tools.
- Fees for privatization of properties.
- Fees for Personalization of names to properties.
- White-labeled solutions for government/military partners.


POLICE
POLICE


Mary is nearby!
Mary




Bootstrapped Network


AUTHENTICATE
Authenticating...
RIFT

BUILT AND OPERATIONAL

RIFT SEEKER ANDROID APP

- Active scanning of Wi-Fi, Bluetooth, BLE, and cellular signals
- Signal quality and distance estimation

2FA & IDENTITY VERIFICATION PROTOTYPE

- Real-time signal-based verification

BACKEND INFRASTRUCTURE

- One production server currently handling:
  - Signal fingerprint storage
  - Device authentication logic
  - User & session management APIs

TRACTION / ROADMAP


BUY

- "Seeker" security app for iphone and android
- Pilot integrations with logistics/security firms validating real-time detection and localization.
- Rift Map Core in development in limited urban, indoor, and underground zones.
- Token Engine v1 in testnet phase rewarding Rifting and cyber-property staking.
- App-portunity demos in progress: GAMES, dating, and AR micro-apps.
- Q4 Goal: Public API + Rift Toolkit Marketplace launch.
- 12-Month Targets:
  - 1K+ active mapped zones
  - "SEEKER" app/SAAS roll-out to 100 security locations
  - Cyber-property marketplace online
  - Entertainment / game app online

CALL TO ACTION



- Invest: Fund the infrastructure layer of cyberspace, own part of the next internet.
- Partner: Integrate Rift into logistics, security, entertainment, or defense applications.
- Build: Launch apps on the Rift API, earn tokens, generate traffic, monetize location.
- Map: Start Rifting. Contribute to the global signal layer and unlock cyber-real estate.
- Claim: Own, name, rent, or sell mapped locations through the cyber-property marketplace.